UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2004

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA	1-11515	47-0658852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13220 CALIFORNIA STREET, OMAHA, NEBRASKA	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (402) 554-9200

NOT APPLICABLE

(Former name or former address, if changed since last report)

COMMERCIAL FEDERAL CORPORATION

FORM 8-K

CURRENT REPORT

Item 5. Other Events and Required FD Disclosure:

On May 10, 2004, the Board of Commercial Federal Corporation (the Registrant) announced an 8% increase in its regular quarterly cash dividend to $0.135 per share. The cash dividend is payable July 8, 2004 to shareholders of record on June 24, 2004.

On May 11, 2004, the Registrant announced the appointment of Daniel P. Neary, President of Mutual of Omaha and United of Omaha, to the Board of Directors of the Registrant’s subsidiary, Commercial Federal Bank, a Federal Savings Bank.

The Registrant held its Annual Meeting of Stockholders on May 11, 2004, in Omaha, Nebraska. The inspector of election issued his certified final report on May 11, 2004 for the election of directors voted upon at such Annual Meeting. The proposal voted upon at the Annual Meeting was for the election of three individuals as directors for three year terms. The fourth individual standing for election as a director, Robert J. Hutchinson, withdrew his nomination April 23, 2004. The results of voting were as follows:

Proposal 1 - Election of Directors:

Nominees	Votes For	Votes Withheld
(For terms to expire in 2007):
Talton K. Anderson	25,221,232	12,449,034
James P. O’Donnell	25,215,202	12,455,064
Jane E. Miller	35,131,656	2,538,610

The following individuals whose term of office continued after the Annual Meeting are: Messrs. William A. Fitzgerald, Robert D. Taylor, Aldo J. Tesi, Michael P. Glinsky, Robert S. Milligan, George R. Zoffinger and Joseph J. Whiteside.

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as the Registrant’s independent auditors for the year ending December 31, 2004:

Votes For	Votes Against	Votes Withheld
36,102,061	1,531,353	36,852

Information regarding these three announcements: (i) the dividend increase, (ii) the appointment of Daniel P. Neary as a Director of Commercial Federal Bank and (iii) the election results of the Annual Meeting, is set forth in the press releases dated May 10, 2004 and May 11, 2004, attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:

(c)	Exhibits:

Exhibit 99.1	Press release dated May 10, 2004

Exhibit 99.2	Press release dated May 11, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL FEDERAL CORPORATION
(Registrant)

Date: May 12, 2004	/s/ David S. Fisher
David S. Fisher
Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer)

3